UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)    October 1, 2005

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Lifestream Technologies, Inc.

(Exact name of registrant as specified in its charter)

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Nevada	0-29058	82-0487965
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

570 S. Clearwater Loop, Building 1000, Suite D, Post Falls, ID 83854

 (Address of principal executive offices) (Zip Code)

208-457-9409

Registrant’s telephone number, including area code

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.

Entry into a Material Definitive Agreement.

Effective October 1, 2005, Lifestream and LifeNexus, Inc., entered into a Patent License Agreement whereby LifeNexus has a non-exclusive license to make, use, sell and import the inventions as described and claimed in the patent application(s) Serial No. 09/892,184 and Serial No. 10/649,294 and any patents that may issue for these inventions in connection with secured data acquisition, transmission, storage and analysis systems not sold for use with healthcare diagnostic devices.  The License is for an initial period of three full calendar years, plus the remaining portion of the present calendar year and will automatically extend for subsequent one calendar year periods. Upon issuance of either of the above listed patents, LifeNexus will pay Lifestream a royalty payment of 2.5% of the net sales revenue earned by LifeNexus. LifeNexus will have the right of first refusal should Lifestream receive and intend to accept any offer to purchase either of the patent rights noted above.

Effective October 1, 2005, Lifestream and LifeNexus, Inc., entered into a Trademark License Agreement Lifestream granted LifeNexus a non-exclusive license to use Personal Health Card trademark (US Trademark Registration No. 2,764,796) in connection with secured data acquisition, transmission, storage and analysis systems not sold for use with healthcare diagnostic devices.   The License is for an initial period of three full calendar years, plus the remaining portion of the present calendar year and will automatically extend for subsequent one calendar year periods. LifeNexus will pay Lifestream a royalty of one-half of one percent (0.5%) of net sales revenue earned by LifeNexus. LifeNexus will have the right of first refusal should Lifestream receive and intend to accept any offer to purchase the trademark right noted above.

Lifestream determined that is was not in a position to commercialize the technology licensed to LifeNexus based on market conditions and costs related to exploit the technology for areas unrelated to its core business of point-of-care health related diagnostic devices. Lifestream’s Board of Directors unanimously approved the transaction following determination that it was unlikely the Company would be able to derive any commercial benefit from this technology at the present time, and that the licenses to LifeNexus offered the Company the most optimal arrangement for obtaining a financial benefit from the technology.

ITEM 9.01.

Financial Statements and Exhibits

(a)

Financial Statements of Businesses Acquired.

None.

(b)

Pro Forma Financial Information.

None.

(c)

Exhibits.

10.37

Patent License Agreement dated October 1, 2005.

10.38

Trademark License Agreement dated October 1, 2005.

99.1

Press Release dated October 14, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Lifestream Technologies, Inc.

By:	/s/ Christopher Maus
Christopher Maus Chairman, President and CEO

Date:    October 13, 2005

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